Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Kim C. Drapkin, Chief Financial Officer, EPIX
(781) 761-7602
Jennifer Beugelmans, Pure Communications
(646) 596-7473
EPIX Pharmaceuticals Announces Reduction in Force
LEXINGTON, Mass. — October 23, 2008 — EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX), a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform, today announced that it is reducing its cost structure by decreasing its workforce by approximately 23% and narrowing the current focus of its research and development efforts. The reduction will be effected immediately. The company plans to devote its resources to its lead clinical programs, PRX-03140 being developed for the treatment of Alzheimer’s disease and PRX-08066 being developed for the treatment of patients with chronic obstructive pulmonary disease and moderate-to-severe pulmonary hypertension, as well as its partnered preclinical programs with GlaxoSmithKline and Cystic Fibrosis Foundation Therapeutics.
EPIX estimates that this reduction in force will result in a decrease to its annual salary and benefits costs of approximately $3.0 million. In addition, the company will realize a reduction in future research and development spending associated with the narrowing of its research focus. Estimated charges of approximately $0.3 million will be recorded in the fourth quarter of 2008 in connection with one-time employee termination benefits, including severance, and other benefits. The company will provide additional details on the longer-term financial benefits of these changes in connection with the issuance of its 2009 financial guidance.
“While this type of action is always very difficult, we believe it is in the best interest of EPIX stakeholders that we closely align our current resources with our strongest near-term opportunities for success,” said Kim C. Drapkin, chief financial officer of EPIX. “Given the tough market conditions, the board of directors and the management team agreed that our development efforts should be focused on our lead clinical stage opportunities as well as our preclinical programs that are largely supported by our partners. We believe this strategy coupled with our potential success in monetizing Vasovist®, our novel blood pool magnetic resonance angiography agent, will strengthen the foundation for future success at EPIX.”
About EPIX
EPIX Pharmaceuticals is a biopharmaceutical company focused on discovering and developing novel therapeutics through the use of its proprietary and highly efficient in silico drug discovery platform. The company has a pipeline of internally-discovered drug candidates currently in clinical development to treat diseases of the central nervous system and lung conditions. EPIX also has collaborations with leading organizations, including GlaxoSmithKline, Amgen and Cystic Fibrosis Foundation Therapeutics.
This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of management. These statements relate to, among other things, our expectations regarding anticipated expense reductions, restructuring charges, financial performance, and business prospects and plans. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: risks relating to our ability to advance the development of product candidates currently in the pipeline or in clinical trials; failure to obtain the financial resources to complete development of product candidates; our inability to further identify, develop and achieve commercial success for new products and technologies; competing products may be more successful; our inability to interest potential partners in our technologies and products; risks that our product candidates may not be successfully marketed or manufactured; our inability to achieve commercial success for any of our product candidates; our failure to comply with regulations relating to our products and product candidates, including FDA requirements; the risk that the FDA may interpret the results of our studies differently than we have; the risk that we may be unable to successfully secure regulatory approval of and market of any of our product candidates; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.
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